CERTIFICATION


In connection with the accompanying Form 10-Q of Flanders Corporation for the quarter ended June 30, 2002, the following officers of Flanders Corporation hereby certify that, to the best of their knowledge and belief:

(1) such Form 10-Q fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) the information contained in such Form 10-Q fairly presents, in all material respects, the financial condition and results of Flanders Corporation.


    By   /s/ Robert Amerson
         Robert Amerson
         President and Chief Executive Officer


    By   /s/ Steven K. Clark
         Steven K. Clark
         Chief Financial Officer

Date:  August 16, 2002